EXHIBIT 99.1

Flushing Financial Corporation’s David W. Fry, Chief Financial Officer, to Retire; Susan K. Cullen Named as Successor

UNIONDALE, N.Y., Feb. 01, 2016 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq:FFIC), the parent holding company for Flushing Bank (the “Bank”),  announced David W. Fry will be retiring as Senior Executive Vice President, Treasurer and Chief Financial Officer, effective February 5, 2016. Mr. Fry joined the Bank in 1998 and has been Chief Financial Officer of the Company and Bank since 2004. Susan K. Cullen, who joined the Company in 2015 as Executive Vice President, Chief Accounting Officer, has been named to succeed Mr. Fry as Senior Executive Vice President, Treasurer and Chief Financial Officer, effective the same day.

John E. Roe, Sr., Chairman of the Board, stated: “Since 1998, David has worked hard to make a significant contribution to the success of Flushing Financial Corporation. We wish him the very best in his retirement.”

John R. Buran, President and Chief Executive Officer added, “I want to thank David for his exceptional contributions to Flushing Financial Corporation over the past 17 years.  I have had the pleasure of working alongside David for 15 years and I am extremely grateful for his advice and counsel.   I wish him the very best in his retirement on behalf of the Board of Directors and Senior Management Team. He will be greatly missed.”  Mr. Buran also added, “We are excited about Susan’s new role as Chief Financial Officer. As a key member of our Senior Management Team, Susan is familiar with the operations of the Company and Bank. She is an accomplished and talented executive who has a very strong background in all aspects of accounting, finance, treasury and strategic planning. We are confident that she will continue to play a significant leadership role in the operations of Flushing Financial Corporation as we move our business forward.”

Commenting on her appointment, Ms. Cullen stated: “I am pleased to have joined such an exceptional organization and look forward to my new position as Chief Financial Officer. It has been a pleasure to work alongside David for these past few months. I look forward to working with John Buran, Senior Executives Maria Grasso and Frank Korzekwinski, and the rest of the Flushing management team in pursuing the continued successful growth of our Company and delivering shareholder value.”

Ms. Cullen joined Flushing Financial Corporation in 2015 as Executive Vice President and Chief Accounting Officer. Prior to joining Flushing Bank, she was an EVP/SEC Reporting and Investor Relations Officer at Hudson Valley Bank.  Susan joined Hudson Valley Bank in 2012 as an EVP/Chief Risk Officer.  Previously, Susan was employed with Grant Thornton LLP as a Bank Audit Partner, Star Bank, NA as Senior Internal Auditor, Cintas Corporation as Staff Accountant and Dayton Power and Light as an Internal Auditor.  Susan received a Bachelor of Science in Accounting from University of Dayton. Susan is a CPA in New York.

About Flushing Financial Corporation

Flushing Financial Corporation is the holding company for Flushing Bank, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide. The Bank also serves consumers, businesses, and public entities by offering a full complement of deposit, loan, and cash management services through its 19 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County.
Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Contact:
Maria A. Grasso
Senior Executive Vice President, Chief Operating Officer
Flushing Bank
718-961-5400